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                                Exhibit (5)(a)

                       Form of Group Master Application
                        for the Access Variable Annuity










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                       Application for Group Insurance to
                           PFL LIFE INSURANCE COMPANY
          Home Office: 4333 Edgewood Rd NE, Cedar Rapids IA 52499-0001


             Securities Customers DRL Insurance Trust II
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hereby applies for Group Policy No. PV0005 to which this application is attached
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Said Group Policy is hereby approved and the terms thereof are hereby accepted.

This application is executed in duplicate, with one part being attached to said Policy and the other returned to PFL LIFE INSURANCE COMPANY.

 It is understood and agreed that no agent of PFL Life Insurance Company has power on behalf of said Company to make or modify this or any other application for insurance.

 This application supersedes any previous application for the said Group Policy.

 Dated at Cedar Rapids, Iowa this    1    day of    March   ,   2000
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                                               ---------------------------------
                                                         Firstar Bank N.A.

                                               By
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Agent Signature                                Agent Number


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 Agent Name (please print)

                                       2